Exhibit (h)(9)

AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”) is made as of May 24, 2021 by and between AdvisorShares Trust (the “Trust”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Trust and BNY Mellon are parties to a Transfer Agency and Service Agreement dated as of July 16, 2009, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Agreement and shall update the list of Series on Schedule I thereto and set forth terms applicable to certain of the Series;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein; and

D.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Schedule I shall be deleted in its entirety and replaced with amended Schedule I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ADVISORSHARES TRUST

By:	/s/ Dan Ahrens
Name:	Dan Ahrens
Title:	Secretary & Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Patrick Griffin
Name:	Patrick Griffin
Title:	Service Director

SCHEDULE I

to

TRANSFER AGENCY AND SERVICE AGREEMENT
Dated July 16, 2009 between
ADVISORSHARES TRUST
and

THE BANK OF NEW YORK MELLON
(as of May 24, 2021)

SERIES OF ADVISORSHARES TRUST:

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares DoubleLine Value ETF

AdvisorShares Focused Equity ETF

AdvisorShares FolioBeyond Smart Core Bond ETF

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Pure US Cannabis ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares Sage Core Reserves ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Vice ETF

AdvisorShares Q Dynamic Growth ETF

AdvisorShares Q Portfolio Blended Allocation ETF

AdvisorShares Alpha DNA Equity Sentiment ETF

AdvisorShares Hotel ETF

AdvisorShares Restaurant ETF

AdvisorShares Gerber Kawasaki ETF